UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

Consolidated Communications Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On January 11, 2024, Consolidated Communications Holdings, Inc. (the “Company”) issued the following press release in connection with the Agreement and Plan of Merger, dated October 15, 2023, by and among the Company, Condor Holdings LLC and Condor Merger Sub Inc., which contains a brief description of the investor presentation filed by the Company with the U.S. Securities and Exchange Commission on January 10, 2024 and a copy of a letter to shareholders issued by the special committee of the Company’s board of directors. A copy of the letter, in the format being mailed to the Company’s shareholders, can also be found below.
Consolidated Communications Files Investor Presentation
Highlighting Benefits of Proposed Transaction with Searchlight and BCI
Mails Letter to Shareholders Reiterating that Shareholders Should Vote “FOR” the Value Maximizing Transaction TODAY
MATTOON, Ill. — January 11, 2024 — Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”), filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) on January 10, 2024 in connection with the Company’s upcoming special meeting of shareholders (the “Special Meeting”) on January 31, 2024. The presentation is available on the Company’s investor relations website at https://ir.consolidated.com/.
The Company urges its shareholders to vote “FOR” the proposed acquisition of the Company by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) (the “Proposed Transaction”). Shareholders of record as of December 13, 2023, are entitled to vote at the Special Meeting.
Highlights of the presentation include:
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Transaction offers a compelling valuation, and shifts execution, liquidity, and market risk to buyers

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All-cash offer at a 70% premium to Consolidated’s unaffected1 share price is significantly higher than public and take-private precedent transactions, and exceeds analysts’ price targets, despite material sector-wide decline.

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Implied 9.6x LTM EBITDA multiple is higher than any Local Exchange Carrier precedent transaction in at least a decade.

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Eliminates ongoing uncertainty of liquidity, funding and execution risks, transferring those risks to Searchlight and BCI.

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Extensive special committee process over six months examined multiple strategic alternatives and achieved a 17.5% increase in price to the original offer.

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Standalone plan carries more downside risk than upside risk

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Consolidated no longer has the liquidity to fund its prior standalone growth plans and sufficient external financing is not readily available.

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Liquidity constraints add serious risk to the Company’s capital-intensive fiber transformation, which is a requirement if the Company is to remain competitive and deliver growth.

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Time to market is imperative — those who are first to market with fiber offerings will be best-positioned to take and hold significant share. Delays to Consolidated’s fiber build due to liquidity constraints cedes its incumbency advantage, presenting potential franchise risk.

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Voting down this deal would be disastrous for shareholders

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Wildcat Capital Management, LLC may dismiss the strategic urgency of our liquidity constraints but if this deal is not approved, the market will not be so forgiving. Peers of Consolidated have traded down, underscoring the market’s concern about the challenges Consolidated and its peers face.

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Wildcat’s analysis fails to account for both the cost and dilutive impact of the additional capital needed to execute the standalone plan and the significant execution risks that fiber conversion presents.

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Wildcat has an unrealistic demand for $14.00 per share — a 407% premium over the unaffected stock price.

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No other bidders emerged during the well-publicized process or post-announcement of the Proposed Transaction, demonstrating that this is the best deal available.

Consolidated also mailed a letter to its shareholders in connection with the Special Meeting. The full text of the letter follows:
January 11, 2024
Dear Fellow Shareholders,
The special committee of independent directors (the “Special Committee”) of the Board of Directors of Consolidated Communications Holdings, Inc. (the “Board”) is here to answer your questions about the value-maximizing acquisition of the Company proposed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) (the “Proposed Transaction”).
The January 31, 2024 deadline to vote on the Proposed Transaction is fast approaching. You only have one opportunity to protect the value of your investment and realize the benefits.
Vote Your Shares “FOR” Today —
Not Voting Is the Same as Voting Against the Proposed Transaction
Why should I vote FOR the deal?
Casting your vote is the best way for you to secure this compelling cash premium.
Our standalone plan carries significant downside risk due to our constrained liquidity position and limited access to capital. We are simply unable to fund future fiber builds at the pace necessary to remain competitive and to continue to grow.
The Proposed Transaction eliminates the real risk that shareholders face if Consolidated were to remain public, and transfers all liquidity, financing and execution risks to Searchlight and BCI.

Is this my best option?
We believe so, yes.
The Special Committee completed an exhaustive evaluation of all opportunities to maximize value for shareholders, meeting more than 35 times over a six-month period. The process was public and highly visible from the moment Searchlight and BCI submitted their initial non-binding proposal to the Board. No parties expressed interest in bidding despite this long and public process.
The Special Committee’s robust evaluation underscores that the Proposed Transaction is the most compelling path forward for Consolidated and its shareholders.
The $4.70 per share all-cash offer is:

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A 70% premium to our unaffected share price1

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Significantly higher than certain recent public and take private precedent transactions

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Significantly higher than analysts’ price targets prior to the unaffected date1

What happens if I don’t vote?
If we do not get enough votes in favor to approve the transaction, it will fail and Consolidated’s share price is at risk of dropping significantly below the pre-announcement price.
Maximize the value of your investment and vote “FOR” the Proposed Transaction today.
Your vote is extremely important, regardless of how many shares you own. Every vote counts and is critical to the future of the Company. Not voting is the same as voting against the transaction.

How do I vote?
Consolidated shareholders have three quick and easy ways to vote “FOR” the Proposed Transaction up until 11:59 p.m. ET the day before the cut-off date or meeting date:
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Vote Online: Before the meeting, go to proxyvote.com or scan the QR code on your card. Have your proxy card in hand and follow the instructions.

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Vote By Mail: Mark, sign and date the proxy card and return it in the postage-paid envelope provided.

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Vote By Phone: Dial 1-800-690-6903 on any touch-tone telephone. Have your proxy card in hand and follow the instructions.

Don’t delay. We recommend that you vote promptly, even if you plan to attend the special meeting of shareholders.

As a Consolidated shareholder, your choice is clear: vote for significant, compelling and certain value. Vote “FOR” the Proposed Transaction today.
We thank you for your continued support.
Sincerely,
The Special Committee of the Board of Directors of Consolidated Communications Holdings, Inc.
Shareholders with questions or who require assistance voting their shares should contact Consolidated’s proxy solicitor, Morrow Sodali. Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international) or email CNSL@info.morrowsodali.com.
Advisors
Rothschild & Co is acting as financial advisor to the special committee and Cravath, Swaine & Moore LLP is acting as its legal counsel. Latham & Watkins LLP is providing legal counsel to Consolidated Communications.
About Consolidated Communications
Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) is dedicated to moving people, businesses and communities forward by delivering the most reliable fiber communications solutions. Consumers, businesses and wireless and wireline carriers depend on Consolidated for a wide range of high-speed internet, data, phone, security, cloud and wholesale carrier solutions. With a network spanning nearly 60,000 fiber route miles, Consolidated is a top 10 U.S. fiber provider, turning technology into solutions that are backed by exceptional customer support.

Forward-Looking Statements
Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results.
There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the Proposed Transaction; (ix) the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; (x) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov.
Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the Proposed Transaction. The Special Meeting will be held on January 31, 2024 at 9:00 A.M. Central Time, at which meeting the stockholders of the Company will be asked to consider and vote on a proposal to adopt the merger agreement and approve the Proposed Transaction. In connection with the Proposed Transaction, the Company filed relevant materials with the SEC, including the Proxy Statement. The Company commenced mailing the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the Special Meeting on December 18, 2023. In addition, the Company and certain affiliates of the Company jointly filed an amended transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE SCHEDULE 13E-3, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are able to obtain these documents free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675.

Notes
1
Unaffected stock price as of April 12, 2023, the last trading day prior to public announcement of the non-binding proposal.

Contacts
Philip Kranz, Investor Relations
+1 217-238-8480
Philip.kranz@consolidated.com
Jennifer Spaude, Media Relations
+1 507-386-3765
Jennifer.spaude@consolidated.com

YOUR VOTE IS IMPORTANT Time is of the Essence — Vote TODAY January 11, 2024 Maximize the value of your investment and Vote “FOR” the Proposed Transaction Shareholders with questions or who require assistance voting their shares should contact Consolidated’s proxy solicitor: 430 Park Avenue, 14th Floor New York, NY 10022 Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international) Email: CNSL@info.morrowsodali.com

Dear Fellow Shareholders, The special committee of independent directors (the “Special Committee”) of the Board of Directors of Consolidated Communications Holdings, Inc. (the “Board”) is here to answer your questions about the value-maximizing acquisition of the Company proposed by affiliates of Searchlight Capital Partners, L.P. (“Searchlight”) and British Columbia Investment Management Corporation (“BCI”) (the “Proposed Transaction”).The January 31, 2024, deadline to vote on the Proposed Transaction is fast approaching. You only have one opportunity to protect the value of your investment and realize the benefits. Vote Your Shares “FOR” Today – Not Voting Is the Same as Voting Against the Proposed Transaction Why should I vote FOR the deal? Casting your vote is the best way for you to secure this compelling cash premium. Our standalone plan carries significant downside risk due to our constrained liquidity position and limited access to capital. We are simply unable to fund future fiber builds at the pace necessary to remain competitive and to continue to grow. The Proposed Transaction eliminates the real risk that shareholders face if Consolidated were to remain public, and transfers all liquidity, financing and execution risks to Searchlight and BCI. Is this my best option? We believe so, yes. The Special Committee completed an exhaustive evaluation of all opportunities to maximize value for shareholders, meeting more than 35 times over a six-month period. The process was public and highly visible from the moment Searchlight and BCI submitted their initial non-binding proposal to the Board. No parties expressed interest in bidding despite this long and public process. The Special Committee’s robust evaluation underscores that the Proposed Transaction is the most compelling path forward for Consolidated and its shareholders. The $4.70 per share all-cash offer is: A 70% premium to our unaffected share price1Significantly higher than certain recent public and take private precedent transactions Significantly higher than analysts’ price targets prior to the unaffected date1

What happens if I don’t vote? If we do not get enough votes in favor to approve the transaction, it will fail and Consolidated’s share price is at risk of dropping significantly below the preannouncement price. Maximize the value of your investment and vote “FOR” the Proposed Transaction today. Your vote is extremely important, regardless of how many shares you own. Every vote counts and is critical to the future of the Company. Not voting is the same as voting against the transaction. How do I vote? Consolidated shareholders have three quick and easy ways to vote “FOR” the Proposed Transaction up until 11:59 p.m. ET the day before the cut-off date or meeting date: Vote Online Before the meeting, go to proxyvote.com or scan the QR code on your card. Have your proxy card in hand and follow the instructions. Vote By Mail Mark, sign and date the proxy card and return it in the postage-paid envelope provided.Vote By Phone Dial 1-800-690-6903 on any touch-tone telephone. Have your proxy card in hand and follow the instructions. Don’t delay. We recommend that you vote promptly, even if you plan to attend the special meeting of shareholders. As a Consolidated shareholder, your choice is clear: vote for significant, compelling and certain value. Vote “FOR” the Proposed Transaction today. We thank you for your continued support. Sincerely, The Special Committee of the Board of Directors of Consolidated Communications Holdings, Inc. The Special Meeting is fast approaching and is being held on January 31, 2024. The Proposed Transaction will deliver financially compelling and certain value to shareholders. Failure to vote FOR the Proposed Transaction, including not voting at all, could result in the deal failing and Consolidated’s share price falling to well below the pre-announcement price.

Maximize the value of your investment and Vote “FOR” the Proposed Transaction Shareholders with questions or who require assistance voting their shares should contact Consolidated’s proxy solicitor: 430 Park Avenue, 14th Floor New York, NY 10022 Shareholders may call toll-free: (800) 662-5200 or +1 (203) 658-9400 (international) Email: CNSL@info.morrowsodali.com Forward-Looking Statements Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the Proposed Transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the Proposed Transaction; (ix) the risk that the Company’s stock price may decline significantly if the Proposed Transaction is not consummated; (x) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; and (xi) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (B) the other risk factors identified from time to time in the Company’s other filings with the SEC. Filings with the SEC are available on the SEC’s website at http://www.sec.gov. Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” “would” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements. Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the Proposed Transaction. The Special Meeting will be held on January 31, 2024 at 9:00 A.M. Central Time, at which meeting the stockholders of the Company will be asked to consider and vote on a proposal to adopt the merger agreement and approve the Proposed Transaction.
In connection with the Proposed Transaction, the Company filed relevant materials with the SEC, including the Proxy Statement. The Company commenced mailing the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the Special Meeting on December 18, 2023. In addition, the Company and certain affiliates of the Company jointly filed an amended transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND THE SCHEDULE 13E-3, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SEARCHLIGHT AND BCI AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are able to obtain these documents free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 2116 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations or at tel: +1 (844) 909-2675. Notes 1. Unaffected stock price as of April 12, 2023, the last trading day prior to public announcement of the non-binding proposal.